Exhibit 99.04301

NEWS

COMPANY CONTACT:
Bernard A. “Skip” Wagner
August 13, 2004	Chief Financial Officer
(941) 953-9199

For Immediate Release

CORRECTIONAL SERVICES CORPORATION

ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2004

Sarasota, Florida — Correctional Services Corporation (NASDAQ NMS:CSCQ) today announced financial results for the second quarter 2004. Revenues for the second quarter were $33.5 million versus $32.2 million in the comparative period in 2003. For the 2004 quarter the company reported contribution from operations of $3.4 million and a net loss of $1.5 million or $0.14 per diluted share. For the second quarter of 2003 the company reported contribution from operations of $4.1 million and net income of $429,000 or $0.04 per diluted share. Diluted shares were 10,166,000 and 10,251,000 in 2004 and 2003, respectively.

Included in the reported amounts for the second quarter 2004 and 2003 were the following various pre-tax charges: (in thousands)

	2004	2003
• Startup expenses associated with the opening of ten facilities	$1,134	—
• Loss on disposal of assets	$561	—
• Loss from discontinued operations	$1,823	$373

The above pre-tax charges total $3.5 million and $373,000 for the second quarters 2004 and 2003 respectively. After taxes these amounts for 2004 and 2003 are $2.1 million or $0.21 per diluted share and $228,000 or $0.02 per diluted share, respectively.

Revenues from continuing operations for the six months ended June 30, 2004 were $66.1 million versus $67.1 million in the comparative period in 2003. For the six months ended June 30, 2004, the company reported contribution from operations of $5.6 million and a net loss of $2.1 million or $0.21 per diluted share. For the same period of 2003 the company reported contribution from operations of $8.0 million and net income of $860,000 or $0.08 per diluted share. Diluted shares were 10,165,000 and 10,248,000 in 2004 and 2003, respectively.

Included in the reported amounts for the six months ended June 30, 2004 and 2003 were the following various pre-tax charges: (in thousands)

	2004	2003
• Startup expenses associated with the opening of ten facilities	$2,839	—
• Loss on disposal of assets	$541	—
• Loss from discontinued operations	$2,406	$587

The above pre-tax charges total $5.8 million and $587,000 for the six months ended June 30, 2004 and 2003 respectively. After taxes these amounts for 2004 and 2003 are $3.5 million or $0.35 per diluted share and $358,000 or $0.04 per diluted share, respectively.

The company’s financial results in the second quarter were impacted by certain underperforming juvenile facilities which the company had discontinued operations. As previously discussed, the company has put in place a strategy to aggressively deal with underperforming facilities, including facility closures if no viable alternative is available. During the second quarter the company has discontinued operations at the 226-bed Tarkio Facility. As a result of the closure of Tarkio the company recorded a $1.46 million asset impairment charge and the reclassification of the facility’s operating results to loss from discontinued operations.

State budget cuts along with reduction in juvenile placements have been a continuing trend for the last twelve months in certain regions in which the company operates. This negative trend is most prevalent in Texas, where the company anticipates further closures may be necessary unless facilities can restructure their juvenile programs or make modifications to convert to adult operations, as did the Company’s Littlefield facility. Other regions, such as Georgia and Florida are strong, and the company expects these facilities to continue to perform to expectations. The Company’s recently awarded juvenile contracts were all in these stronger regions and the contracts were generally structured to avoid occupancy risk.

Commenting on the company’s performance James F. Slattery, President and CEO stated, “As planned the transition within our juvenile division continued in the second quarter and will likely continue throughout the remainder of 2004. We have focused considerable effort to turnaround our under-performing programs; however, in certain regions we have more work to do to offset the trend of reduced juvenile residential placements. We will continue to take the necessary steps for any facility which continues to have operating loses and focus our new business on stronger regions in which our contracts minimize or eliminate occupancy risk.”

Slattery further stated, “Our Adult division performance continues to be strong. The opening of our 500 bed detention facility in Tacoma has been very successful and the completion of the startup of the five other adult and juvenile facilities in the quarter creates continued excitement for the future performance of the Company.”

THE COMPANY WILL BE HAVING A CONFERENCE CALL TO DISCUSS THIS RELEASE ON TUESDAY, AUGUST 17, 2004 AT 2:00 p.m. EST. THE NUMBER TO CALL IS (888) 858-4066 (U.S. only) or (973) 935-2403 (International). A REPLAY WILL BE AVAILABLE BY CALLING (877) 519-4471 AND THE PIN 5058762.

Through its Youth Services International subsidiary, the Company is the nation’s leading private provider of juvenile programs for adjudicated youths with 18 facilities and 2,000 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 15 facilities representing approximately 5,600 beds. On a combined basis, the Company provides services in 12 states, representing approximately 7,600 beds including aftercare services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: fluctuations in occupancy levels and labor costs; the ability to secure both new contracts and the renewal of existing contracts; the possibility of unforeseen costs relating to facility closings, the ability to achieve profitability and public resistance to privatization; ability to obtain construction financing; ability to complete new construction projects within budgeted amounts. Additional risk factors include those discussed in reports filed by the Company from time to time on Forms 10-K, 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements

* * *

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2004		2003
Revenues	$33,527	100.00%	$32,200	100.00%

Facility expenses:
Operating expenses	28,988	86.47%	28,075	87.19%
Startup costs	1,134	3.38%	—	0.00%

	30,122	89.85%	28,075	87.19%

Contribution from operations	3,405	10.16%	4,125	12.81%

Other operating expenses:
General and administrative	2,158	6.44%	2,452	7.61%
Loss (gain) on disposal of assets	561	1.67%	(20)	-0.06%

	2,719	8.11%	2,432	7.55%

Operating income	686	2.04%	1,693	5.26%
Interest expense, net	1,074	3.20%	568	1.77%

Income (loss) from continuing operations before income taxes	(388)	-1.16%	1,125	3.49%
Income tax expense (benefit)	(47)	-0.14%	468	1.45%

Income (loss) from continuing operations	(341)	-1.02%	657	2.04%
Loss from discontinued operations, net of tax benefit of $709 and $145	(1,114)	-3.32%	(228)	-0.71%

Net income (loss)	$(1,455)	-4.34%	$429	1.33%

Basic and diluted earnings (loss) per share:
Earnings (loss) per share from continuing operations	($0.03)		$0.06
Loss per share from discontinued operations	(0.11)		(0.02)

Earnings (loss) per share	($0.14)		$0.04

Number of shares used to compute EPS:
Basic	10,166		10,156

Diluted	10,166		10,251

Other Information
Beds under management (includes aftercare)	7,573		7,034
Compensated mandays	610,344		585,889

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2004		2003
Revenues	$66,132	100.00%	$67,130	100.00%

Facility expenses:
Operating expenses	57,741	87.31%	59,140	88.10%
Startup costs	2,839	4.29%	—	0.00%

	60,580	91.60%	59,140	88.10%

Contribution from operations	5,552	8.40%	7,990	11.90%

Other operating expenses:
General and administrative	4,331	6.55%	4,784	7.12%
Loss (gain) on disposal of assets	541	0.82%	(20)	-0.03%

	4,872	7.37%	4,764	7.09%

Operating income	680	1.03%	3,226	4.81%
Interest expense, net	1,631	2.47%	1,124	1.68%

Income (loss) from continuing operations before income taxes	(951)	-1.44%	2,102	3.13%
Income tax expense (benefit)	(307)	-0.47%	884	1.32%

Income (loss) from continuing operations	(644)	-0.97%	1,218	1.81%
Loss from discontinued operations, net of tax benefit of $939 and $229	(1,467)	-2.22%	(358)	-0.53%

Net income (loss)	$(2,111)	-3.19%	$860	1.28%

Basic and diluted earnings (loss) per share:
Earnings (loss) per share from continuing operations	($0.06)		$0.12
Loss per share from discontinued operations	(0.15)		(0.04)

Earnings (loss) per share	($0.21)		$0.08

Number of shares used to compute EPS:
Basic	10,165		10,156

Diluted	10,165		10,248

Other Information
Beds under management (includes aftercare)	7,573		7,034
Compensated mandays	1,170,506		1,179,756

SELECTED BALANCE SHEET DATA

	June 30, 2004	December 31, 2003
Working Capital	$13,898	$13,602
Total Assets	144,886	147,123
Note Payable	57,426	57,332
Long-term Obligations	18,378	18,642
Shareholders' Equity	49,250	51,348